Pro Forma Results

                                                              Page
Proportionate
            Proportionate Results .....................................   5

Consolidated
            Consolidated Domestic Cable Results
             (with reported amounts) ..................................   6

Statistics
            Key Operating Statistics ..................................   7-8



               Reported Results


Consolidated

            Consolidated Operations ..................................   10

            Consolidated Revenues and Operating
                Cash Flow ............................................   11

            Condensed Consolidated Balance Sheets ....................   12

                                   -4-

MediaOne Group, Inc.
Proportionate Results Highlights- Pro Forma (1)
(UNAUDITED)

                            Pro Forma             Pro Forma
                              Three                  Nine
                          Months Ended           Months Ended
                          September 30,          September 30,
Dollars in millions       1998    1997 Percent   1998   1997 Percent
--------------------------------------------------------------------
Proportionate Revenue
 MediaOne               $   614 $  550   11.6% $1,806 $1,634   10.5%
 Multimedia Ventures(2)     822    728   12.9   2,292  2,087    9.8
 International              363    268   35.4   1,022    712   43.5
 Corporate and other(3)      15     17  (11.8)     57     56    1.8
                        ----------------      -----------------
Current Operations      $ 1,814 $1,563   16.1% $5,177 $4,489   15.3%
                        ================      =================

Proportionate Operating Cash Flow(4)

 MediaOne               $   233 $  223    4.5% $  709 $  681    4.1%
 Multimedia Ventures(2)     210    176   19.3     604    505   19.6
 International               79     23  243.5     147     15  880.0
 Corporate and other(3)     (22)   (42)  47.6     (52)   (71)  26.8
                        ----------------      -----------------
Current Operations      $   500 $  380   31.6% $1,408 $1,130   24.6%
                        ================      =================

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(1) Results reflect pro forma adjustments for acquisitions, dispositions, other asset transactions and Year 2000 costs.
(2) Includes 25.51% of Time Warner Entertainment's reported results.
(3) Includes results from Listel, our international directory business.
(4) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
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                                   -5-